VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

The Board of Directors recommends you vote FOR both of the following proposals			For	Against	Abstain

1
To approve the amendment of the articles of association of Sensata Technologies Holding N.V. in connection with the proposed merger of Sensata Technologies Holding N.V. into Sensata Technologies Holding plc, and authorize any and all lawyers and (deputy) civil law notaries practicing at Loyens & Loeff N.V., Amsterdam, the Netherlands to execute the notarial deed of amendment of the articles of association to effect the aforementioned amendment of the Sensata Technologies Holding N.V. articles of association.
			☐	☐	☐

2
To approve the cross-border merger between Sensata Technologies Holding N.V. and Sensata Technologies Holding plc, with Sensata Technologies Holding N.V. as the disappearing entity and Sensata Technologies Holding plc as the surviving entity pursuant to the common draft terms of the cross-border legal merger as disclosed in the Proxy Statement / Prospectus.
			☐	☐	☐

NOTE: To transact such other business as may properly come before the Extraordinary Meeting or any adjournments or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

	Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Extraordinary Meeting: The Proxy Statement/Prospectus is available at www.proxyvote.com

SENSATA TECHNOLOGIES HOLDING N.V.
PROXY
Extraordinary Meeting of Shareholders
, 2018

This proxy is solicited on behalf of the Board of Directors

The undersigned shareholder of Sensata Technologies Holding N.V. (the "Company") hereby constitutes and appoints each of Joshua Young, Steven Reynolds, and Jose Lemus as the attorney and proxy of the undersigned, with full power of substitution and revocation, to vote for and in the name, place, and stead of the undersigned at the Extraordinary Meeting of Shareholders of the Company, to be held on                 , 2018, beginning at                 , at the offices of Loyens & Loeff N.V., located at Fred. Roeskestraat 100, 1076 ED Amsterdam, the Netherlands, and at any adjournments or postponements thereof, the number of votes the undersigned would be entitled to cast if present.

The proxy statement/prospectus and proxy card are available at http://investors.sensata.com for viewing purposes only.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND FOR PROPOSAL 2.

Continued and to be signed on reverse side